UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

SRC LIQUIDATION COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	31-0455440
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

As previously disclosed, on March 12, 2015, the SRC Liquidation Company (f/k/a/ The Standard Register Company) (the “Company”) and each of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under the provisions of chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 19, 2015 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Second Amended Chapter 11 Plan of Liquidation for SRC Liquidation Company and Its Affiliates (With Technical Modifications)  (the “Plan”).  A copy of the Confirmation Order is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Debtors plan to emerge from the Chapter 11 Cases and liquidate all remaining assets after satisfying the remaining conditions to effectiveness contemplated under the Plan (defined in the Plan as the “Effective Date”). Although the Debtors anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied on or prior to such date, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

Summary of the Plan

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation, implementation and effectiveness of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan as confirmed by the Bankruptcy Court, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

The Plan is a plan of liquidation, whereby the Debtors are treated as substantively consolidated Entities for purposes of Distributions under the Plan, and the Debtors’ remaining Assets are pooled and distributed to Persons holding Allowed Claims in accordance with the priorities of the Bankruptcy Code and the treatment of Claims and Equity Interests set forth in the Plan. Pursuant to the Plan, the Company will be converted from an Ohio corporation into an Ohio limited liability company, all existing Equity Interests in the Company will be extinguished, and all Liquidating SRC Membership Interests will be issued to the GUC Trust. Certain Assets will vest in the GUC Trust, and such Assets will ultimately be distributed on a pro rata basis to Holders of Allowed General Unsecured Claims. Certain other Assets will vest in the Secured Creditor Trust and will be administered in accordance with the Secured Creditor Trust Agreement. The Company’s other Assets will remain with the Company to be distributed to its new equity owner as and when determined by the Company in accordance with the Plan.

Over $9.4 billion in Claims were timely Filed against the Debtors. The Debtors believe that after completing a full reconciliation of all Claims, the total Allowed General Unsecured Claims will be approximately $550-650 million. As of the Confirmation Date, the Debtors had approximately $8 million in Cash (inclusive of Professionals’ retainers and prepayments) plus the value of any recoveries from Avoidance Actions.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2015, Kevin Carmody resigned as President and CEO of the Company, subject to the approval of the Bankruptcy Court.

On October 28, 2015, the Board of Directors of the Company appointed Landen C. Williams as President and CEO of the

Company in addition to his role as Treasurer, subject to the approval of the Bankruptcy Court.

On November 17, 2015, the Bankruptcy Court entered an order authorizing and effectuating Mr. Carmody’s resignation as President and CEO of the Company and Mr. Williams’ appointment as President and CEO of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Exhibit
Exhibit 2.1	Confirmation Order, as entered by the Bankruptcy Court on November 19, 2015
Exhibit 2.2	Second Amended Chapter 11 Plan of Liquidation for SRC Liquidation Company and Its Affiliates (With Technical Modifications)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SRC LIQUIDATION COMPANY

Date: November 23, 2015

By: /s/ John Sherman

John Sherman, Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 2.1	Confirmation Order, as entered by the Bankruptcy Court on November 19, 2015
Exhibit 2.2	Second Amended Chapter 11 Plan of Liquidation for SRC Liquidation Company and Its Affiliates (With Technical Modifications)